                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                            MOTOROLA, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]
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PRINCIPAL EXECUTIVE OFFICES:                          PLACE OF MEETING:
1303 East Algonquin Road                              1297 East Algonquin Road
Schaumburg, Illinois 60196                            Schaumburg, Illinois 60196

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

    Notice is hereby given that the annual meeting of stockholders of Motorola, Inc. (the "Company" or "Motorola"), a Delaware corporation, will be held in the Auditorium at the Company's Galvin Center, 1297 East Algonquin Road, Schaumburg, Illinois on Tuesday, May 2, 1995 at 5:00 P. M., local time, for the following purposes:

    1.  To elect directors for the ensuing year;

    2.  To consider and vote upon the Non-Employee Directors' Stock Plan; and

    3.  To transact such other business as may properly come before the meeting.

    Only stockholders of the Company of record at the close of business on March 15, 1995 will be entitled to vote at the meeting.

    Stockholders are requested to vote, date, sign and mail their proxies in the form enclosed even though they now plan to attend the meeting. If stockholders are present at the meeting, their proxies may be withdrawn, and they may vote personally on all matters brought before the meeting.

                                            By order of the Board of Directors
                                                     Richard H. Weise
                                                         SECRETARY
March 21, 1995

                                   IMPORTANT

    WE HOPE YOU WILL ATTEND THE STOCKHOLDERS' MEETING. IN ORDER THAT THERE MAY BE A PROPER REPRESENTATION AT THE MEETING, EACH STOCKHOLDER IS REQUESTED TO SEND IN HIS OR HER PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ATTENTION BY STOCKHOLDERS TO THIS REQUEST WILL REDUCE THE COMPANY'S EXPENSE IN SOLICITING PROXIES.

                                PROXY STATEMENT

    The annual meeting of stockholders of Motorola, Inc. (the "Company" or "Motorola") will be held on May 2, 1995 for the purposes set forth in the accompanying Notice. The only matters which the Board of Directors of the Company intend to present are the election of directors and the adoption of the Non-Employee Directors' Stock Plan. It is anticipated that this Proxy Statement and the enclosed proxy will be first mailed to stockholders on or about March 21, 1995.

    Only stockholders of record at the close of business on March 15, 1995 will be entitled to notice of and to vote at the meeting or any adjournments thereof. On that date, there were 588,517,254 issued and outstanding shares of the Company's common stock, $3 par value per share ("Common Stock"), the only class of voting securities of the Company. For each matter, including the election of directors, which may come before the meeting, each share is entitled to one vote.

    The enclosed proxy is solicited by the Board of Directors of the Company. If the proxy in such form is properly executed and returned, and choices are specified, the shares represented thereby will be voted at the meeting in accordance with those instructions. If no choices are specified, the proxy will be voted--

    FOR - Election of directors nominated by the Board of Directors and

    FOR - Adoption of the Non-Employee Directors' Stock Plan.

    The proxy, if given, may be revoked by the stockholder giving it at any time before it is voted, and such right is not limited by or subject to compliance with any specified formal procedure. A proxy may be revoked by written notice of revocation or by a later proxy, in either case delivered to the Secretary of the Company. Attendance at the 1995 Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

    The Company's Annual Report for the fiscal year ended December 31, 1994 was first mailed to stockholders on or about March 21, 1995. Stockholders are referred to that report for financial and other information about the activities of the Company. The Annual Report is not incorporated by reference into this Proxy Statement and is not to be deemed a part hereof.

                             ELECTION OF DIRECTORS

    The terms of office of all present directors of the Company will expire on the day of the annual meeting upon the election of their successors. The number of directors of the Company to be elected at the annual meeting is eighteen. The directors elected at the annual meeting will serve until their respective successors are elected and qualified or until earlier death or resignation.

                                    NOMINEES

    Each of the nominees named below is currently a director of the Company and each was elected at the annual meeting of stockholders held on May 3, 1994, except for Mr. Fuller and Mr. Pepper who were elected to the Board of Directors in November, 1994 and Ms. Lewent and Dr. White who are standing for election for the first time.

    Erich Bloch and Wallace C. Doud are not standing for re-election to the Board of Directors pursuant to the Company's policy on age and tenure of directors.

    At the time of the annual meeting, if any of the nominees named below is not available to serve as a director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, adopts a resolution reducing the number of directors.

    Set forth below are the names and ages of the nominees, the principal occupation of each, the year in which first elected a director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.

[PHOTO]            WILLIAM J. WEISZ
                   PRINCIPAL OCCUPATION: CHAIRMAN OF THE BOARD, MOTOROLA, INC. DIRECTOR SINCE 1968
                   AGE AT 12/31/94--67

                       Mr.  Weisz  joined  the  Company  in  1948;  became  vice
                   president in 1961; general manager of the communications division in 1965; executive vice president and assistant chief operating officer in 1969; president in 1970; chief operating officer in 1972; vice chairman of the board in 1980; chief executive officer in 1986; and officer of the board in 1988. Mr. Weisz retired as an officer of the Company in 1989, but remained active with the Company as a consultant, and a teacher at Motorola University and, in 1993, was elected chairman of the board. He is a member of the Board of Directors of Harris Bankcorp, Inc. and its wholly-owned subsidiary, Harris Trust and Savings Bank. Mr. Weisz is a Fellow of the Institute of Electrical and Electronics Engineers and the Radio Club of America and is past chairman of the Electronic Industries Association Board of Governors. He is a member of the Massachusetts Institute of Technology Corporation (Board of Trustees). He has served on a number of government advisory committees. Mr. Weisz received a B.S.E.E. degree from the Massachusetts Institute of Technology and did graduate work at Northwestern University and the University of Chicago. He has an honorary Doctor of Business Administration degree from St. Ambrose College and has been given the MIT Corporate Leadership Award and the Electronic Industries Association Medal of Honor.

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[PHOTO]            DAVID R. CLARE
                   PRINCIPAL OCCUPATION: RETIRED; FORMERLY PRESIDENT,
                   JOHNSON & JOHNSON
                   DIRECTOR SINCE 1986; CHAIRMAN OF THE COMPENSATION COMMITTEE AND MEMBER OF THE EXECUTIVE COMMITTEE
                   AGE AT 12/31/94--69

                       Mr.   Clare  joined  Johnson  &  Johnson,  a  health-care
                   products supplier, in 1946 as a manufacturing trainee and spent his entire career with that company. He served in a variety of assignments and, in 1971, was elected a Director and member of the Executive Committee. In 1976, he became President and Chairman of the Executive Committee. In 1989, he retired from those positions and became Chairman of the
Finance Committee and, in 1990, he retired from Johnson & Johnson's Board of Directors. He is a member of the Board of Trustees of the Robert Wood Johnson Foundation. He is a graduate of the Massachusetts Institute of Technology.

[PHOTO]            H. LAURANCE FULLER
                   PRINCIPAL OCCUPATION: CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER, AMOCO CORPORATION
                   DIRECTOR SINCE 1994
                   AGE AT 12/31/94--56

                       Mr. Fuller is Chairman of the Board, President and  Chief
                   Executive Officer of Amoco Corporation, an energy products company. Mr. Fuller was elected President of Amoco Corporation in 1983, and its Chairman of the Board and Chief Executive Officer in 1991. He has been a member of Amoco Corporation's Executive Committee and a member of the Board of Directors of Amoco since 1981. Mr. Fuller joined Amoco in 1961, was named President of Amoco Oil Company in 1978, and was elected Executive Vice President of Amoco Corporation in 1981. He is also a director of The Chase Manhattan Corporation, The Chase Manhattan Bank, N.A., Abbott Laboratories, the American Petroleum Institute, Catalyst, and Rehabilitation Institute of Chicago. He is a trustee of Northwestern University and the Chicago Orchestral Association, and a member of the University Council of Cornell University. Mr. Fuller graduated from Cornell University in 1961 with a B.S. degree in chemical engineering, and earned a J.D. degree from DePaul University Law School in 1965.

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[PHOTO]            CHRISTOPHER B. GALVIN
                   PRINCIPAL OCCUPATION: PRESIDENT AND CHIEF OPERATING OFFICER, MOTOROLA, INC.
                   DIRECTOR SINCE 1988; MEMBER OF THE EXECUTIVE AND FINANCE COMMITTEES
                   AGE AT 12/31/94--44

                       Mr. Galvin  began working  for the  Company part-time  in
                   1967 and full-time in 1973. Between 1973 and 1988 he served in a variety of sales, sales management, marketing, product management, service management and general management positions in the Company's Communications, Tegal subsidiary (semiconductor capital equipment products) and Paging businesses. In 1988, he became Chief Corporate Staff Officer and was elected to the Motorola's Board of Directors. In
1990, he was appointed to the Office of the Chief Executive as Senior Executive Vice President and Assistant Chief Operating Officer. He has served as President and Chief Operating Officer since 1993. Mr. Galvin received a bachelor's degree from Northwestern University and a master's degree with distinction from the Kellogg Graduate School of Management at Northwestern. He is a trustee of Rand Corporation, Northwestern University, and the American Enterprise Institute. Mr. Galvin is a son of Robert W. Galvin.

[PHOTO]            ROBERT W. GALVIN
                   PRINCIPAL OCCUPATION: CHAIRMAN OF THE EXECUTIVE COMMITTEE, MOTOROLA, INC.
                   DIRECTOR SINCE 1945
                   AGE AT 12/31/94--72

                       Mr. Galvin started his career at the Company in 1940.  He
                   held the senior officership position in the Company from 1959 until 1990, when he became Chairman of the Executive Committee. He continues to serve as a full time officer of the Company. He attended the University of Notre Dame and the University of Chicago, and is currently a member of the Board of Trustees of Illinois Institute of Technology. Mr. Galvin has been awarded a number of honorary degrees as well as industrial, professional and national awards and recognition.

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[PHOTO]            JOHN T. HICKEY
                   PRINCIPAL OCCUPATION: RETIRED; FORMERLY EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MOTOROLA, INC. DIRECTOR SINCE 1974; CHAIRMAN OF THE FINANCE COMMITTEE AND MEMBER OF THE EXECUTIVE AND AUDIT COMMITTEES
                   AGE AT 12/31/94--69

                       Mr.  Hickey joined the Company in 1948; became manager of
                   the semiconductor products division in 1956; assistant to the president in 1958; vice president for planning in 1965; vice president for finance and secretary in 1970; senior vice president and chief financial officer in 1974; and executive vice president in 1984. He retired in 1985. He also serves as a director of Trustmark Insurance Company. He is a past
Chairman of the Board of Trustees of Loyola Academy, Wilmette, Illinois. Mr. Hickey graduated from Loyola University of Chicago and holds an M.B.A. degree from the University of Chicago.

[PHOTO]            ANNE P. JONES
                   PRINCIPAL OCCUPATION: CONSULTANT
                   DIRECTOR SINCE 1984; CHAIRMAN OF THE LEGAL COMMITTEE AND MEMBER OF THE AUDIT COMMITTEE
                   AGE AT 12/31/94--59

                       Ms. Jones is currently working as a consultant. She was a
                   partner in the Washington, D.C. office of the Sutherland, Asbill & Brennan law firm from 1983 until 1994. Prior thereto, she was a Commissioner of the Federal Communications Commission, General Counsel of the Federal Home Loan Bank Board, and was on the staff of the Securities and Exchange Commission from 1968 to 1977. She was Director of the Division of Investment Management of the Securities and
Exchange Commission in 1976 and 1977. Ms. Jones is a director of the IDS Mutual Fund Group and C-COR Electronics, Inc. She holds B.S. and L.L.B. degrees from Boston College and its Law School, respectively.

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[PHOTO]            DONALD R. JONES
                   PRINCIPAL OCCUPATION: RETIRED; FORMERLY EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MOTOROLA, INC. DIRECTOR SINCE 1987; MEMBER OF THE FINANCE AND LEGAL COMMITTEES
                   AGE AT 12/31/94--64

                       Mr. Jones joined the Company in 1951; became director  of
                   finance and planning of the communications division in 1968; treasurer of the Company in 1971; vice president and assistant chief financial officer in 1974; senior vice president and assistant chief financial officer in 1984; and executive vice president and chief financial officer in 1985. He retired in 1991. He is a trustee of the Kemper Mutual Funds, Chicago, Illinois. Mr. Jones received a B.S.E.E.
degree from the University of Illinois and did graduate work in Business Administration at Northwestern University.

[PHOTO]            JUDY C. LEWENT
                   PRINCIPAL OCCUPATION: SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MERCK & CO., INC.
                   NOMINEE
                   AGE AT 12/31/94--45

                       Ms. Lewent  has  been  Senior Vice  President  and  Chief
                   Financial Officer, Merck & Co., Inc., a pharmaceuticals company, since 1992 and was formerly its Vice President--Finance and Chief Financial Officer (1990-1992) and Vice President and Treasurer (1987-1990). She is also a director of Astra Merck, Inc.; the DuPont Merck Pharmaceutical Company; Johnson & Johnson Merck Consumer Pharmaceuticals Company; The Quaker Oats Company; Rockefeller
Financial Services, Inc.; and Rockefeller & Co., Inc. Ms. Lewent received a B.S. degree from Goucher College and a M.S. degree from MIT Sloan School of Management.

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[PHOTO]            WALTER E. MASSEY
                   PRINCIPAL OCCUPATION: PROVOST AND SENIOR VICE PRESIDENT, ACADEMIC AFFAIRS, UNIVERSITY OF CALIFORNIA SYSTEM DIRECTOR SINCE 1993; MEMBER OF THE NOMINATING AND TECHNOLOGY COMMITTEES
                   AGE AT 12/31/94--56

                       After being staff physicist  and post-doctoral fellow  at
                   Argonne National Laboratory, assistant professor at the University of Illinois, associate professor and professor of physics at Brown University, Dr. Massey then joined Argonne National Laboratory as its director and was named to the additional position of Vice President for Research at the University of Chicago in 1982. In 1984, he became Vice
President for Research and for Argonne National Laboratory, the University of Chicago. In 1991, he was appointed, by President Bush, the Director of the National Science Foundation, which office he held until April, 1993. Since April, 1993 he has been Provost and Senior Vice President, Academic Affairs, University of California System. Dr. Massey received a Ph.D. degree in physics and Master of Arts degree from Washington University. He also holds a Bachelor of Science degree in Physics and Mathematics from Morehouse College. He also was a past President of the American Physical Society. He is a director of Amoco Corporation and BankAmerica Corporation and its subsidiary, Bank of America, N.T.S.A.

[PHOTO]            JOHN F. MITCHELL
                   PRINCIPAL OCCUPATION: VICE CHAIRMAN AND OFFICER OF THE BOARD, MOTOROLA, INC.
                   DIRECTOR SINCE 1974; MEMBER OF THE EXECUTIVE AND
                   TECHNOLOGY COMMITTEES
                   AGE AT 12/31/94--66

                       Mr.  Mitchell  joined the  Company  in 1953;  became vice
                   president of the Company in 1968; general manager of the communications division in 1972; executive vice president and assistant chief operating officer in 1975; president in 1980; chief operating officer in 1986; and vice chairman and officer of the board in 1988. He is former chairman of the Electronic Industries Association and a former member of its
Board of Governors. He is a former director of the National Association of Manufacturers; a member of the President's National Security Telecommunications Advisory Committee; a Fellow of the Radio Club of America; is a director of National Material Corporation and is on the Advisory Board of Trustees of the Foundation for Student Communications, Princeton University. Mr. Mitchell received a B.S. degree from the Illinois Institute of Technology. He was awarded an honorary doctorate from Iowa Wesleyan College.

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[PHOTO]            THOMAS J. MURRIN
                   PRINCIPAL OCCUPATION: DEAN OF DUQUESNE UNIVERSITY'S SCHOOL OF BUSINESS ADMINISTRATION
                   DIRECTOR SINCE 1991; MEMBER OF THE COMPENSATION AND NOMINATING COMMITTEES
                   AGE AT 12/31/94--65

                       Mr.  Murrin is  Dean of  Duquesne University's  School of
                   Business Administration. He previously was Deputy Secretary of the U. S. Department of Commerce and served as a U.S. delegate to the NATO Industrial Advisory Group and as a member of the Defense Policy Advisory Committee on Trade. From 1983 to 1987, he was President of the Energy and Advanced Technology Group of Westinghouse Electric
Corporation, which he joined in 1951. Mr. Murrin also served as chairman of the Commission on the Federal Appointment Process, the Federal Quality Institute, the Board of Overseers of the Commerce Department's Malcolm Baldrige National Quality Award and the Defense Department's Defense Manufacturing Board. He has also served as Distinguished Service Professor in Technology and Management at Carnegie Mellon University, as Chairman of the Board of Trustees of Duquesne University and as a member of the Board of Trustees of Fordham University. He is a director of Duquesne Light Company and its holding company, DQE, Inc.

[PHOTO]            JOHN E. PEPPER, JR.
                   PRINCIPAL OCCUPATION: PRESIDENT OF PROCTER & GAMBLE CO. DIRECTOR SINCE 1994
                   AGE AT 12/31/94--56

                       John E. Pepper, Jr., is President and member of the Board
                   of Directors of Procter & Gamble Co., a consumer products company. Mr. Pepper joined Procter & Gamble in 1963, became General Manager of Procter & Gamble Italia in 1974, and was named Division Manager - International in 1977. In 1978, he returned to the U.S. as Vice President-Packaged Soap and Detergent Division. He was elected Executive Vice President of Procter & Gamble Co. and named to its Board of Directors in 1984 and was named President in 1986. Mr. Pepper is also a director of the Xerox Corporation. He is Co-Chairman of the Governor's Education Council of the State of Ohio, a member of the Yale School of Management Advisory Council, and was Chairman of the 1994 Cincinnati United Way Campaign. He is Co-Chairman of the Cincinnati Youth Collaborative, a trustee of the Christ Church Endowment Fund and the Cincinnati Art Museum. Mr. Pepper graduated from Yale University in 1960 and holds honorary doctorate degrees from Mount St. Joseph College and St. Petersburg University (Russia).

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[PHOTO]            SAMUEL C. SCOTT III
                   PRINCIPAL OCCUPATION: CORPORATE VICE PRESIDENT OF CPC INTERNATIONAL, INC.
                   DIRECTOR SINCE 1993; MEMBER OF THE COMPENSATION AND FINANCE COMMITTEES
                   AGE AT 12/31/94--50

                       Mr.  Scott is currently a Corporate Vice President of CPC
                   International, Inc., a consumer foods company, and President of Corn Products, its North American corn refining business. Mr. Scott joined Corn Products in 1973 and has held a variety of increasingly responsible positions with the company since that time. He received a Bachelor of Science degree in mechanical engineering and a Master of Business Administration degree from Fairleigh Dickinson University. Mr. Scott is on the Boards of Directors of Arancia-CPC, Inroads/Chicago, MERC (Minority Economic Resources Corporation), Harris Bank Argo, and the Corn Refiners Association.

[PHOTO]            GARY L. TOOKER
                   PRINCIPAL OCCUPATION: VICE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, MOTOROLA, INC.
                   DIRECTOR SINCE 1986; MEMBER OF THE EXECUTIVE, FINANCE AND LEGAL COMMITTEES
                   AGE AT 12/31/94--55

                       Mr.  Tooker  started with  the  Company in  1962, holding
                   ascending marketing and operations assignments within the semiconductor division; he was appointed director of product operations--MOS in 1974; in 1975, he was elected corporate vice president and general manager of the discrete semiconductor division; vice president and general manager of the group's international semiconductor division in 1980;
vice president and general manager of the semiconductor products sector in 1981; executive vice president and general manager of the semiconductor products sector in 1984; senior executive vice president and chief corporate staff officer in 1986; chief operating officer in 1988; president in 1990; and vice chairman of the board and chief executive officer in 1993. Mr. Tooker has served as chairman of the Semiconductor Industry Association Board of Directors, member of the Arizona Association of Industries Board of Directors, the Scottsdale, Arizona Boys Club Board of Directors and as a member of the Advisory Council on Engineering at Arizona State University. He is the past Chairman of the Board of Directors of the American Electronics Association. He is a member of the Board of Directors of Junior Achievement of Chicago, the Arizona State University Alumni Association and the Arizona State University Foundation. He is a director and deputy international president of the Pacific Basin Economic Council and chairman of its U.S. Member Committee. He is active in the Chicago United Way. He is a director of Eaton Corporation and a member of the Electrical Manufacturers Club, the Chicago Economics Club, the American Management Association and the Institute of Electrical and Electronics Engineers. In 1983, he received the Distinguished Alumnus Award from Arizona State University. He is a graduate of Arizona State University where he received a bachelor's degree in Electrical Engineering and did post-graduate studies in Business Administration.

[PHOTO]            GARDINER L. TUCKER
                   PRINCIPAL OCCUPATION: RETIRED; FORMERLY VICE PRESIDENT FOR SCIENCE AND TECHNOLOGY, INTERNATIONAL PAPER COMPANY
                   DIRECTOR SINCE 1980; CHAIRMAN OF THE TECHNOLOGY COMMITTEE AND MEMBER OF THE EXECUTIVE AND AUDIT COMMITTEES
                   AGE AT 12/31/94--69

                       Dr.  Tucker   joined  International   Business   Machines
                   Corporation in 1952 as a research scientist. Thereafter, he served in a variety of research positions for IBM, including manager of semiconductor and transistor research at an IBM laboratory. In 1961, he was appointed Director of Development Engineering for IBM World Trade Corporation and in 1963, Director of Research for IBM. Starting in 1967, he served in the Department of Defense as Deputy Director of Defense Research and Engineering for Electronics and Information Systems; as Principal Deputy Director of Defense Research and Engineering; and in 1970, as Assistant Secretary of Defense for Systems Analysis. From 1973 to 1976, he was Assistant Secretary General of NATO for Defense Support. From 1976 to 1985, he was vice president for science and technology, International Paper Company, a paper and building materials producer. Dr. Tucker received an A.B. degree from Columbia College in New York City and a Ph.D. in Physics from Columbia University.

- --------------------------------------------------------------------------------

[PHOTO]            B. KENNETH WEST
                   PRINCIPAL OCCUPATION: CHAIRMAN OF THE BOARD, HARRIS BANKCORP, INC.
                   DIRECTOR SINCE 1976; CHAIRMAN OF THE NOMINATING COMMITTEE AND MEMBER OF THE EXECUTIVE AND FINANCE COMMITTEES
                   AGE AT 12/31/94--61

                       Mr.  West is  Chairman of the  Board of  Harris Trust and
                   Savings Bank and its holding company, Harris Bankcorp, Inc. He had been employed at Harris since 1957, and was elected President of Harris in 1980 and Chairman and Chief Executive Officer in 1984. In September 1993 he retired as chief executive officer and as an employee, retaining his position as Chairman of the Board. He is also a director of The Pepper Companies, Inc. A native of Carthage, Illinois, Mr. West joined Harris after two years of service as a U.S. Navy Officer. He is a 1955 Phi Beta Kappa graduate of the University of Illinois and after joining the bank completed night classes to receive an M.B.A. with honors in 1960 from the University of Chicago. He is a member of and past chairman of the board of trustees of the University of Chicago and in 1988 was awarded the University's honorary Doctor of Laws degree. He is immediate past President of the University of Illinois Foundation and is the immediate past Chairman of the Civic Committee of the Commercial Club of Chicago of which he is a past President.

[PHOTO]            DR. JOHN A. WHITE
                   PRINCIPAL OCCUPATION: DEAN OF ENGINEERING,
                   GEORGIA INSTITUTE OF TECHNOLOGY
                   NOMINEE
                   AGE AT 12/31/94--55

                       Dr. White  has served  since  July 1,  1991, as  Dean  of
                   Engineering at Georgia Institute of Technology, having been a member of the faculty since 1975. During the period from July 1988 to September 1991, he served as Assistant Director of the National Science Foundation in Washington, D.C. through an Intergovernmental Personnel Agreement with Georgia Tech. He is a director of Eastman Chemical Company and Russell Corporation. Dr. White received a B.S.I.E. from the
University of Arkansas, a M.S.I.E. from Virginia Tech and a Ph.D from Ohio State University.

- --------------------------------------------------------------------------------

                         INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick served as the Company's independent public accountants for the fiscal year ended December 31, 1994 and are serving in such capacity for the current fiscal year. The appointment of independent public accountants is made annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the audit committee, which reviews both the audit scope and estimated audit fees. Representatives of KPMG Peat Marwick are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions of stockholders.

               MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY

    During 1994, the Board of Directors of the Company met in person four times. Two of the meetings were of two days duration.

    All incumbent directors attended 75% or more of the combined total of meetings and actions of the Board of Directors and the committees on which they served during 1994.

              COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY

    The  Company  has  standing  audit,  compensation,  nominating,   executive,
finance, legal and technology committees of the Board of Directors.

    The present members of the audit committee are Messrs. Doud, CHAIRMAN, Hickey and Tucker and Ms. A. Jones. This committee held two meetings during 1994. The principal functions of the audit committee are as follows:

    1. Recommend to the Board of Directors the selection of independent public accountants;

    2. Review and approve the scope of the examinations to be conducted by the independent public accountants;

    3. Review the reports and evaluations of the independent public accountants and monitor progress toward correction of any important deficiencies specified by such accountants;

    4. Review the accounting standards and principles followed by the Company, and in this connection, receive annually from the independent public accountants a report describing any material item affecting the financial statements which might be given alternative treatment;

    5. Receive internal audit reports directly from the Company's internal auditors and monitor progress in the correction of any important deficiencies; and

    6. Monitor adherence to established corporate practices, including such matters as conflict of interest, political contributions, questionable payments and standards of business conduct, and arrange for any special investigations or audits that may be deemed necessary.

    The present members of the compensation committee are Messrs. Clare, CHAIRMAN, Murrin and Scott. This committee met seven times during 1994. The compensation of executive officers is reviewed by the committee and the compensation of other elected officers of the Company is reviewed and fixed by the compensation committee. In addition, the compensation committee administers the Motorola Executive Incentive Plan, the Long Range Incentive Program, the Long Range Incentive Plan of 1994, the Share Option Plans, and generally exercises the authority of the Board of Directors with respect to other benefit plans of the Company.

    The present members of the nominating committee are Messrs. West, CHAIRMAN, Massey and Murrin. This committee held three meetings in 1994. The principal functions of the nominating committee are as follows:

    1. Provide written criteria to be used as a guideline in selecting and reviewing candidates for the Board;

    2.  Develop and maintain a list of potential candidates for the Board;

    3. Provide an indoctrination and education program for new members of the Board;

    4. Review the performance and contribution of outside members of the Board; and

    5. Determine the need for, and qualification of, any corporate officer to be a candidate for nomination.

    The nominating committee will consider individuals recommended by stockholders of the Company as potential future nominees. The names of such individuals together with a full statement of their qualifications to serve as directors of the Company should be submitted to the nominating committee in care of the Secretary of the Company at 1303 East Algonquin Road, Schaumburg, Illinois 60196.

    Messrs. R. Galvin, CHAIRMAN, Clare, Doud, C. Galvin, Hickey, Mitchell, Tooker, Tucker, and West are the present members of the executive committee which reviews the Company's strategic planning process and the allocation of resources and exercises the authority of the Board on specific matters assigned by the Board from time to time. This committee did not hold any meetings in 1994.

    Messrs. Hickey, CHAIRMAN, C. Galvin, D. Jones, Scott, Tooker and West are the present members of the finance committee, which discusses and makes recommendations with respect to the overall financial posture of the Company. This committee held three meetings in 1994.

    Messrs. Tucker, CHAIRMAN, Bloch, Doud, Massey and Mitchell are the present members of the technology committee, which identifies and assesses significant technological issues and needs affecting the Company. This committee held two meetings in 1994.

    Ms. A. Jones, CHAIRMAN, and Messrs. Bloch, D. Jones and Tooker are the present members of the legal committee, which is responsible for maintaining an overview of the Company's legal affairs and its relationship with all internal and external attorneys. This committee held two meetings in 1994.

                             DIRECTOR COMPENSATION

    The standard arrangement during 1994 for compensating directors who are not employees ("non-officer directors") of the Company was the payment of an annual retainer of $35,000 to each director. The annual retainer was increased to $40,000, effective January 1, 1995. Each non-officer director who is chairman of a committee receives an additional $4,000 per annum. In addition, each non-officer director receives $1,500 per day for directors' meetings attended, $1,000 per day for full or partial days devoted to assigned work on behalf of committees of the Board, including attendance at committee meetings which are not held in conjunction with, and on the same day as, directors' meetings; $500 per day for committee meetings attended which are held in conjunction with, and on the same day as, directors' meetings and $1,000 per day for certain other services for the benefit of the Company or any subsidiary which are requested by the Board, any committee of the Board or a member of the Chief Executive Office (currently, Gary L. Tooker and Christopher B. Galvin). Non-officer directors may elect to defer receipt of all or any portion of their annual retainer and their per meeting fees until the year after that in which they cease being a director, become disabled or reach a designated age. Such deferred amounts are credited with interest at a rate based on the discount rate for ninety-day Treasury bills. Payments generally may be made in a lump sum or in annual installments over a period not exceeding ten years. The entire undistributed deferred amount (plus interest) will be distributed in a lump sum upon a participating director's death. The Company also reimburses its directors and spouses who accompany directors, in certain instances, for travel, lodging and related expenses they incur in attending Board and committee meetings. In addition, non-officer directors participate in a retirement plan which will pay the director, upon retirement on or after age 65, an annual benefit equal to 10 percent of the annual retainer in effect on the date of his or her retirement for each year of service with a maximum benefit equal to 80 percent of such retainer. Benefits will continue for the life of the retired director and the director's spouse. Directors who are full time employees of the Company do not accrue benefits under this plan unless they remain on the Board of Directors after retiring from the Company. Non-officer directors are covered by insurance which provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such directors and their spouses during the year ended December 31, 1994 was approximately $2,760.

    Mr. Robert W. Galvin, a director and executive officer, owns an airplane which he used on business travel for the Company for approximately 82.9% of its miles flown in 1994. The Company employs pilots and mechanics for airplanes which it owns. They also devote a portion of their time to Mr. Galvin's airplane, including those times when it is not being used on Company business. The Company pays the salaries and the cost of fringe benefits of these employees. Mr. Galvin pays all of the other expenses of his airplane, except that the cost of fuel, oil and relatively minor incidental crew and flight expenses incurred solely in connection with Company business flights, are paid by the Company. Mr. Galvin does not charge the Company when other Company personnel accompany him on his airplane on business trips. In 1994, and historically, the percentage of the total expenses of the airplane which has been paid by the Company has been less than the percentage of usage of the airplane for Company business. In 1994, a company wholly-owned by the wife of Mr. Christopher B. Galvin performed interior design and related services, at cost, for a multiple of clients in the Company. Payments totalling approximately $90,000 have been or are to be made to her company. No profit was made by her company from these services. The Company considers these arrangements to be economically beneficial to it.

    Mr. Erich Bloch, a director, had a consulting agreement with the Company under which he performed services as a consultant to the Company on various matters. He received $30,000 plus expenses under this arrangement in 1994. Mr. John Hickey, a director, had a consulting agreement with the Company under which he consulted with investment professionals within the Company on an as-needed basis. He received $32,000 plus expenses under this arrangement in 1994. In addition, Mr. Donald Jones, a director, had a consulting agreement with the Company under which he served as Chairman of the Advisory and Retirement Committees and received $8,000 per quarter. Mr. Jones received during 1994, $38,000 for his services which included $6,000 for consulting fees for the fourth quarter of 1993, and was reimbursed for his expenses. Dr. Gardiner Tucker, a director, also had a consulting agreement with the Company under which he was compensated $15,000 in 1994 for his services which included $5,000 for consulting fees for the second half of 1993, and was also reimbursed for his expenses connected with his services. Mr. William J. Weisz has an agreement with the Company under which he performs services as a consultant to the Company on various matters, the majority of which are related to his duties as Chairman of the Board of Directors. In 1994 he was paid $75,000 for the month of January and $25,000 a month thereafter. Thus Mr. Weisz received $350,000 plus expenses in 1994 in addition to the other payments he receives as a director. Additionally, Mr. Weisz was awarded a bonus of $175,000 in recognition of his performance as Chairman of the Board of Directors as well as other activities he performs frequently. Ms. Anne Jones was a partner in the law firm of Sutherland, Asbill & Brennan which furnished legal services to the Company in 1994 and she may serve as a consultant to the Company from time to time.

                            APPROVAL BY STOCKHOLDERS

    In order to be elected, a nominee must receive the vote of a plurality of the outstanding shares of Common Stock represented at the meeting and entitled to vote. Shares may be voted for or withheld from each nominee. Shares that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the shares voted for directors.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF SUCH NOMINEES.

                SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

    The following table sets forth information as of January 31, 1995 (except as indicated below) regarding the beneficial ownership of Common Stock by each director and nominee for director of the Company, by the persons named in the Summary Compensation Table on page 19, and by all current directors, nominees and current executive officers of the Company as a group.

                                                         SHARES UNDER     TOTAL SHARES
                                              SHARES      EXERCISABLE     BENEFICIALLY
                  NAME                       OWNED(1)     OPTIONS(2)        OWNED(3)
- -----------------------------------------  ------------  -------------  -----------------
Gary L. Tooker                                  157,326       424,000         582,841(4)
Christopher B. Galvin (5)                     2,586,477       300,000       2,900,018(6)
John F. Mitchell                                216,318       186,000         407,733
Edward F. Staiano                                20,000       260,000         280,265
James A. Norling                                 40,632       304,000         345,730
William J. Weisz                                379,322       --              411,382(7)
Erich Bloch                                       5,000       --                5,000(8)
David R. Clare                                   40,232       --               40,232
Wallace C. Doud                                   4,682       --                4,682
H. Laurance Fuller (9)                            2,000       --                2,000
Robert W. Galvin (5)                         15,245,741       --           15,279,740(10)
John T. Hickey                                   53,525       --               57,125(11)
Anne P. Jones                                     3,779       --                3,779
Donald R. Jones                                  51,202        50,000         152,404(12)
Judy C. Lewent (13)                                   0       --                    0
Walter E. Massey                                    646       --                  646
Thomas J. Murrin                                 13,000       --               15,000(14)
John E. Pepper, Jr.                                   0       --                1,020(15)
Samuel C. Scott III                               4,340       --                4,340
Gardiner L. Tucker                                4,084       --                4,084
B. Kenneth West                                  10,000       --               10,000
John A. White (13)                                2,000       --                2,000
All current directors, nominees and
 current executive officers as a group
 (33 persons)(16)(17)                        17,819,636     2,564,173      20,570,766(18)

- --------------------------

(1) Includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the Company's Profit Sharing and Employee Stock Ownership Plan Trusts and the shares listed under "Shares Under Exercisable Options."

(2) Includes shares under options exercisable on January 31, 1995 and options which become exercisable within 60 days thereafter.

(3) Includes interests, if any, in shares held in the Company's Profit Sharing and Employee Stock Ownership Plan Trusts, which are subject to some investment restrictions, and the shares listed under "Shares Under Exercisable Options." Unless otherwise indicated, each person has sole voting and investment power over the shares reported. Each director, other than Mr. R. Galvin, owns less than 1% of the Common Stock. Mr. R. Galvin beneficially owns 2.6% of the Common Stock. All directors, nominees and current executive officers as a group own 3.5%.

(4) Mr. Tooker has shared voting and investment power over 157,326 of these shares.

(5)  As of February 23, 1995.

(6)  Mr.  C. Galvin has  or shares investment  and voting power  with respect to these shares  as  follows:  sole voting  and  investment  power,  1,178,098 shares;  sole voting power, 199 shares; shared voting and investment power,
     1,408,574 shares. Included in Mr.  C. Galvin's shares are 1,408,574  shares which  are shown in this table to be  owned by Mr. R. Galvin. Mr. C. Galvin disclaims beneficial ownership of all shares  not held directly by him  and of  13,147 shares owned by his wife which are included for him under "Total
     Shares Beneficially Owned."

(7) Mr. Weisz disclaims beneficial ownership of 32,060 shares owned by his wife which are included for him under "Total Shares Beneficially Owned."

(8)  Mr. Bloch has shared voting and investment power over these shares.

(9)  As of February 1, 1995.

(10) Mr. R. Galvin has or shares investment and voting power with respect to these shares as follows: sole voting and investment power, 9,943,446 shares; sole voting power only, 230 shares; sole investment power only, 3,896,268 shares; and shared voting and investment power, 1,408,574 shares.
     Included in Mr. R. Galvin's shares are 1,408,574 shares which are shown in this table to be owned by Mr. C. Galvin. Mr. R. Galvin disclaims beneficial ownership of all shares not directly held by him and of 31,222 shares owned by his wife which are included for him under "Total Shares Beneficially
     Owned."

(11) Mr. Hickey disclaims beneficial ownership of 3,600 shares owned by his wife which are included for him under "Total Shares Beneficially Owned."

(12) Mr. Jones disclaims beneficial ownership of 51,202 shares held by his wife which are included for him under "Total Shares Beneficially Owned."

(13) Director Nominee.

(14) Mr. Murrin disclaims beneficial ownership of 2,000 shares held by his wife as trustee which are included for him under "Total Shares Beneficially
     Owned."

(15) Mr. Pepper disclaims beneficial ownership of 670 shares held by his wife, 200 shares held by his son and 150 shares held by his daughter which are included for him under "Total Shares Beneficially Owned."

(16) As of February 2, 1995.

(17) Each director and officer (as defined) of the Company is required to report to the Securities and Exchange Commission, by a specified date, his or  her transactions  related to  Common Stock. During  the period  January 1, 1994
     through  December  31,  1994,  to  the  Company's  knowledge,  all   filing
     requirements were timely complied with.

(18) All directors, nominees and current executive officers as a group have shared voting and investment power over 1,636,823 of these shares.

                             PRINCIPAL SHAREHOLDERS

    As of December 31, 1994, no person was known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, except that FMR Corp. filed a Schedule 13G with the Securities and Exchange Commission containing the following information:

                                        NUMBER OF SHARES AND
NAME AND ADDRESS                   NATURE OF BENEFICIAL OWNERSHIP        PERCENT OF CLASS
- -----------------------------  ---------------------------------------  ------------------
FMR Corp. (1)                        30,028,776 shares of Common Stock          5.12%
82 Devonshire Street
Boston, MA 02109

- --------------------------

(1) As of December 31, 1994, FMR Corp. had sole voting power over 1,524,714 shares of Common Stock and sole dispositive power over 30,014,276 shares of Common Stock and shared voting and dispositive power over 14,500 shares of Common Stock.

                           SUMMARY COMPENSATION TABLE

    Furnished below is a summary concerning the compensation awarded and/or paid to each of the following current executive officers during each of the Company's last three fiscal years:

                                           ANNUAL COMPENSATION                         LONG TERM COMPENSATION
                                 ----------------------------------------  -----------------------------------------------
                                                            OTHER ANNUAL    SECURITIES                         ALL OTHER
      NAME AND                                              COMPENSATION    UNDERLYING          LTIP         COMPENSATION
 PRINCIPAL POSITION     YEAR     SALARY ($)(1) BONUS ($)(2)   ($)(3)(4)    OPTIONS (#)(5)  PAYOUTS ($)(6)      ($)(7)(8)
- --------------------  ---------  -----------  ------------  -------------  -------------  -----------------  -------------
Gary L. Tooker          1994        900,000     1,080,000         4,780         80,000              N/A*          14,048
Vice Chairman and       1993        770,000       847,000         3,750         76,000              -0-           10,350
Chief Executive         1992        715,000       415,000         5,331        120,000              -0-            5,106
Officer
John F. Mitchell        1994        600,000       720,000         5,897            -0-              N/A           15,625
Vice Chairman and       1993        600,000       660,000         5,596         30,000              -0-           13,061
Officer of the Board    1992        600,000       294,000         8,128         40,000              -0-            6,588
Christopher B.          1994        676,667       812,000         1,452         60,000              N/A            9,546
Galvin                  1993        515,000       566,500         1,062         54,000              -0-            6,047
President and Chief     1992        472,500       275,000         1,169         80,000              -0-            3,251
Operating Officer
Edward F. Staiano       1994        513,000       750,000         3,669         40,000              N/A           12,470
Executive Vice          1993        479,000       503,800         2,869         36,000              -0-            9,031
President               1992        446,333       218,700         4,380         68,000              -0-            4,470
James A. Norling        1994        513,333       640,000         2,506         40,000              N/A           10,922
Executive Vice          1993        478,333       499,900         1,898         40,000              -0-            7,649
President               1992        441,667       242,900         2,679         80,000              -0-            3,815

- ------------------------------

*    Not currently available. See footnote (6).

(1) Including amounts deferred pursuant to salary reduction arrangements under the Motorola Employees' Savings and Profit Sharing Plan ("Profit Sharing Plan").

(2) These amounts were earned in each of these years under the Motorola Executive Incentive Plan ("MEIP") for performance during that year.

(3) These amounts are the Company's reimbursements for the federal income tax liability resulting from the income imputed to that executive officer as a result of coverage by a group life insurance policy for elected officers.

(4) The aggregate amount of perquisites and other personal benefits, securities or property, given to each named executive officer valued on the basis of aggregate incremental cost to the Company, was less than either $50,000 or 10% of the total of annual salary and bonus for that executive officer during each of these years.

(5) The amounts shown for options granted in 1993 and 1992 reflect a two-for-one split of Common Stock in the form of a 100% stock dividend paid in April, 1994.

(6)  No  payments were  made for  1993 or  1992 under  the Long  Range Incentive
     Program or the Long Range Incentive Plan of 1994. The 1994 payments under the Long Range Incentive Program are not calculable at this time but are expected to be very substantial.

(7) These figures for 1994 include the following amounts for the premiums paid under the term life portion of the split-dollar life insurance: for Mr.
     Tooker, $6,537; for Mr.  Mitchell, $8,065; for Mr.  C. Galvin, $2,094;  for
     Mr. Staiano, $5,018; and for Mr. Norling, $3,427.

(8) These figures include the following contributions made by the Company to the Profit Sharing Plan for 1994: for Mr. Tooker, $7,511; for Mr. Mitchell,
     $7,560; for Mr.  C. Galvin, $7,452;  for Mr. Staiano,  $7,452; and for  Mr.
     Norling, $7,495.

                          STOCK OPTION GRANTS IN 1994

                                              INDIVIDUAL GRANTS
                        -------------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                           NUMBER OF                                                     (4) AT ASSUMED ANNUAL
                          SECURITIES                                                      RATES OF STOCK PRICE
                          UNDERLYING                                                        APPRECIATION FOR
                        OPTIONS GRANTED  % OF TOTAL OPTIONS   EXERCISE OR                     OPTION TERM
                             (# OF           GRANTED TO       BASE PRICE   EXPIRATION  --------------------------
         NAME            SHARES)(1)(2)    EMPLOYEES IN 1994     ($/SH)      DATE (3)    5% ($)(4)     10% ($)(4)
- ----------------------  ---------------  -------------------  -----------  ----------  ------------  ------------
Gary L. Tooker                80,000               2.1%        $   57.69    12/22/04   $  2,902,440  $  7,355,200
John F. Mitchell                 -0-                 0%            --          --                --            --
Christopher B. Galvin         60,000               1.6%        $   57.69    12/22/04   $  2,176,880  $  5,516,400
Edward F. Staiano             40,000               1.0%        $   57.69    12/22/04   $  2,176,880  $  3,677,600
James A. Norling              40,000               1.0%        $   57.69    12/22/04   $  2,176,880  $  3,677,600

- --------------------------

(1) These are options granted under the Share Option Plan of 1991 to acquire shares of Common Stock.

(2) These options were granted at fair market value at the time of the grant, are generally not exercisable until one year after grant and carry with them the right to elect to have shares withheld upon exercise and/or to deliver previously owned shares of Common Stock to satisfy tax withholding requirements. The options granted in 1994 to these four individuals represent well less than 0.1% of the shares of Common Stock outstanding.

(3)  These options could expire earlier in certain situations.

(4) The potential realizable value of the options, if any, granted in 1994 to each of these executive officers was calculated by multiplying those options by the excess of (a) the assumed market value, at December 22, 2004, of Common Stock if the market value of Common Stock were to increase 5% or 10% in each year of the option's 10-year term over (b) the base price shown. This calculation does not take into account any taxes or other expenses which might be owed. The assumed market value at a 5% assumed annual appreciation rate over the 10-year term is $93.97 and such value at a 10% assumed annual appreciation rate over that term is $149.63. At $93.97 the total market value of the 588,517,254 shares of Common

     Stock  outstanding on March 15, 1995  would be $55,302,966,358, which would be an increase of $21,351,405,975 from  the market value of such shares  at the  close of business on  December 22, 1994. At  $149.63, the total market value of the 588,517,254  shares of Common Stock  outstanding on March  15,
     1995   would   be  $88,059,836,716,   which   would  be   an   increase  of
     $54,108,276,333 from  the market  value  of such  shares  at the  close  of business  on December 22, 1994.  The 5% and 10%  appreciation rates are set forth in the Securities and Exchange Commission rules and no representation is, of course, made that the Common Stock will appreciate at these  assumed rates or at all.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                         NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                           SHARES                       UNDERLYING UNEXERCISED      IN-THE-MONEY (2) OPTIONS
                         ACQUIRED ON                  OPTIONS AT END OF 1994 (#)     AT END OF 1994 ($)(3)
                         EXERCISE (#       VALUE      --------------------------  ----------------------------
         NAME            OF SHARES)    REALIZED ($)(1) EXERCISABLE UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------  -------------  -------------  -----------  -------------  -------------  -------------
Gary L. Tooker                  -0-             -0-      424,000        80,000    $  14,905,680    $  24,800
John F. Mitchell             40,000     $ 1,635,600      186,000           -0-    $   6,773,920          -0-
Christopher B. Galvin        75,600     $ 2,963,692      300,000        60,000    $   9,982,320    $  18,600
Edward F. Staiano               -0-             -0-      260,000        40,000    $   8,298,960    $  12,400
James A. Norling                -0-             -0-      304,000        40,000    $  11,176,500    $  12,400

- --------------------------

(1) The "value realized" represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

(2) "In-The-Money" options are options whose base (or exercise) price was less than the market price of Common Stock at December 31, 1994.

(3) Assuming a stock price of $58.00 per share, which was the closing price of a share of Common Stock reported for the New York Stock Exchange--Composite Transactions on December 31, 1994.

              LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

                                      PERFORMANCE OR
                                       OTHER PERIOD           ESTIMATED FUTURE PAYOUTS UNDER
                         NUMBER OF        UNTIL           NON-STOCK PRICE-BASED PLANS (1)(2)(5)
                           RIGHTS     MATURATION OR   ----------------------------------------------
         NAME              (#)(2)         PAYOUT       THRESHOLD ($)(3)    TARGET ($)(4) MAXIMUM ($)
- ----------------------  ------------  --------------  -------------------  -----------  ------------
Gary L. Tooker               1           4 Years           $       1        $ 962,500    $1,925,000
John F. Mitchell             1           4 Years           $       1        $ 750,000    $1,500,000
Christopher B. Galvin        1           4 Years           $       1        $ 643,750    $1,287,500
Edward F. Staiano            1           4 Years           $       1        $ 612,500    $1,225,000
James A. Norling             1           4 Years           $       1        $ 612,500    $1,225,000

- --------------------------

(1) All the payments shown are potential assumed amounts. There is no assurance that Motorola will achieve results that would lead to payments under the Company's Long Range Incentive Plan of 1994 ("LRIPL") or that any payments will be made under this plan.

(2) Under the LRIPL, at the beginning of each four year cycle, the compensation committee determines the objective measures/metrics for that cycle. The measures/metrics used for this purpose are return on net assets ("RONA"),  shareholder return  and  sales growth  over a  four  year period, each weighted at 25%,
     compared   to  a  selected  competitive  group  of  companies.  The  fourth measurement is fundable  growth weighted at  25%. An award  is earned  only
     when   Company  performance  exceeds  the  minimum  specified  RONA  floor,
     notwithstanding  superior  performance  versus  the  comparator  group   of
     companies,  and can range from 0% to 200%  of the lesser of (1) 125% of the executive officer's annualized base salary on  January 1 of the first  year of  the four year cycle, or (2)  100% of the executive officer's annualized base salary on  December 31 of  the last year  of the four  year cycle.  No payments  are made unless  the minimum specified RONA  floor is exceeded by
     Motorola.
(3)  At the performance threshold--which is that point at which a payment  could be  made  under  the  LRIPL-- each  listed  current  executive  officer who participates in the LRIPL could receive $1 under the LRIPL.
(4)  At the performance target--which is that point at which 50% of the  maximum award  under the  LRIPL would be  payable--the indicated  payments would be made under the LRIPL.
(5)  These figures were calculated using the annualized base salary in effect on
     January 1, 1994 for each participating executive officer.

                   PENSION AND SUPPLEMENTARY RETIREMENT PLANS

    The Company maintains a retirement income plan known as the Motorola, Inc. Pension Plan (the "Pension Plan"). The Company's general objective is for the after-tax payments from the Pension Plan and Social Security to provide non-elected officer employees who have 35 years of service under the present Pension Plan formula, with approximately 80% to 100% of their final after-tax salary after their normal retirement. The Company has established a Supplemental Pension Plan ("Supplemental Plan") for participants in the Pension Plan who are not elected officers and who receive compensation in excess of the reduced compensation limit imposed by changes to the Internal Revenue Code (the "Code"). The purpose of the Supplemental Plan is to restore the benefits that otherwise would have been provided by the Pension Plan if the compensation limit of the Code had not been reduced.

    The Company also maintains a supplementary retirement plan in which elected officers, including the named executive officers, participate. If the benefit payable annually (computed on a single life annuity basis) to any named executive officer under the Pension Plan (which is generally based on varying percentages of specified amounts of final average earnings, prorated for service, as described in the Pension Plan) is less than the benefit calculated under the supplementary plan, that officer will receive supplementary payments upon retirement at age 60 or later. The total annual payments to such officer from both plans will, generally, aggregate a percentage of the sum of such officer's rate of salary at retirement plus an amount equal to the highest average of the Motorola Executive Incentive Plan ("MEIP") awards paid to such officer for any five years within the last eight years preceding retirement, as disclosed in the Summary Compensation Table on page 19. Such percentage ranges from 40% to 45%, depending upon such officer's years of service and other factors. However, the total annual pension payable on the basis of a single life annuity to any named executive officer from the Pension Plan and supplementary retirement plan is subject to a maximum of 70% of that officer's base salary prior to retirement. If the officer is vested and retires at or after age 57 but prior to age 60, he or she may elect to receive a deferred unreduced benefit when he or she attains age 60, or an actuarially reduced benefit when that officer retires contingent upon entering into an agreement not to compete with the Company. If a change in control (as defined) of the Company occurs, the right of each non-vested elected officer to receive supplementary payments will become vested on the date of such change in control.

    Based on salary levels at January 1, 1995, and the average of the MEIP awards paid for the highest five years out of the last eight years, for the named executive officers in the summary compensation table, the estimated annual benefit payable upon retirement at normal retirement age from the Pension Plan, as supplemented pursuant to the officers' supplementary retirement plan described above, and a previous retirement income plan is: Mr. Tooker, $636,636; Mr. C. Galvin, $490,000; Mr. Mitchell, $440,379; Mr. Staiano, $368,625; and Mr.
Norling, $367,739.

          TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    The Company has adopted a policy (the "salary protection policy") which generally provides that most employees of the Company and its subsidiaries would receive a lump sum payment, based on years of service and salary in the event their employment is involuntarily terminated (except for specific reasons) during a two-year period following an unsolicited change in control (as defined) of the Company. This policy, which is subject to specified amendment and termination, also provides for continuation of medical plan benefits. In addition, the Company has entered into Termination Agreements with certain key employees, including the named executive officers, who are not covered by the salary protection policy because of the Termination Agreements. Each Termination Agreement provides for the payment of benefits in the event that (i) the executive officer terminates his or her employment for any reason within one year of a change in control (as defined), (ii) the executive officer terminates his or her employment for "good reason" (as defined) within two years of a change in control, or (iii) the executive officer's employment is terminated for any reason other than termination for "good cause" (as defined), disability, death or normal retirement within two years of a change in control. In the case of (ii) and (iii) above, accumulation by a person or group of a 20 percent stock position would constitute a change in control, although, in the case of (i) above, a 51 percent stock position would be required. No benefits are payable under the Termination Agreements in the case of any change in control which the Company's Chairman of the Board determines to be the result of a transaction which was solely initiated by the Company. The amount of the benefits payable to an executive officer entitled thereto would be equal to, in addition to unpaid salary for accrued vacation days and accrued salary and annual bonus through the termination date, an amount equal to three times the greater of the executive officer's highest annual base salary in effect during the three years immediately preceding the change in control and the annual base salary in effect on the termination date, plus an amount equal to three times the highest annual bonus received during the immediately preceding five fiscal years ending on or before the termination date. Benefits are subject to offset to the extent that such offset would improve the executive officer's after-tax position by eliminating any excise taxes otherwise imposed on the employee under the "parachute payment" provisions of the Internal Revenue Code. The term of each Termination Agreement is subject to automatic one year extensions unless the Company gives 12 months prior notice that it does not wish to extend. In addition, if a change in control occurs during the term, the Termination Agreement continues for an additional two years.

    THE FOLLOWING GRAPH AND RELATED DISCLOSURE AND THE REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return of Motorola, Inc., the S&P 500 Index and a composite S&P Electronic Subgroups Index composed of the following six S&P indices, weighted by market value at each measurement point: the S&P Communications-Equipment/ Manufacturers Index, the S&P Computer Systems Index, the S&P Electrical Equipment Index, the S&P Electronics Defense Index, the S&P Electronics (Instrumentation) Index, and the S&P Electronics (Semiconductors) Index. The S&P Communications-Equipment/Manufacturers Index currently consists of Andrew Corporation, DSC Communications Corp., M/A-Com Inc., Northern Telecom Limited and Scientific-Atlanta, Inc. The S&P Computer Systems Index currently consists of Amdahl Corporation, Apple Computer, Inc., Compaq Computer Corporation, Control Data Corporation, Cray Research, Inc., Data General Corp., Digital Equipment Corp., Intergraph Corp., International Business Machines Corporation, Tandem Computers, Inc., Unisys Corporation and Wang Laboratories, Inc. "B". The S&P Electrical Equipment Index currently consists of AMP Inc., Emerson Electric Co., General Electric Company, W.W. Grainger, Inc., Honeywell Inc., Raychem Corp., Thomas & Betts Corp. and Westinghouse Electric Corporation. The S&P Electronics Defense Index currently consists of EG&G, Inc., E-Systems, Inc. and Loral Corporation. The S&P Electronics (Instrumentation) Index currently consists of Hewlett-Packard Co., Perkin-Elmer Corp. and Tektronix, Inc. The S&P Electronics (Semiconductors) Index currently consists of Advanced Micro Devices, Inc., Intel Corporation, Motorola, Inc., National Semiconductor Corp. and Texas Instruments Incorporated. These assume $100 was invested in the stock or the Index on December 31, 1989 and also assume the reinvestment of dividends.

                       FIVE YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            MOTOROLA    S&P 500     SUB-GROUPS
1989           100.00      100.00         100.00
1990            91.02       96.90          99.30
1991           114.71      126.55         114.49
1992           185.05      136.04         119.07
1993           328.29      149.78         141.70
1994           414.69      151.75         158.77

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

    The objective of Motorola's executive compensation program is to attract and retain key executives critical to the long-term success of the Company. It is designed to align compensation with business strategy and success, and with Company values. This means having an integrated executive compensation program that is intended to balance short-term performance with the achievement of long-range strategic goals and that is designed to result in continuously improving total shareholder value. The program rewards executives not only for achieving Company goals, but also in relationship to the Company's performance compared to peer industry company performance.

    The compensation committee of the Board of Directors met seven times in 1994. It discussed and reviewed in detail the compensation for the members of the Chief Executive Office (the "CEO"), currently Gary L. Tooker and Christopher
B. Galvin, and the 13 other most-senior executives and recommended to the Board of Directors for its approval changes in compensation for those 15 executives. It reviews and approves compensation changes for all elected officers that are proposed by the CEO.

SUMMARY OF COMPENSATION PLANS

    For many years, Motorola has participated in a number of compensation surveys for all job categories, exempt and non-exempt, which it believes can be "benchmarked." One of these surveys is a "consolidated industries" report on the compensation for executive job categories in what are currently 335 companies, of which 22 are in the S&P Electronic Subgroups Index shown on pages 24 and 25. Another survey is a report on the compensation for executive job categories in what are currently 38 "high tech" and major industrial companies, selected for their being in some of the same general lines of business as the Company or as being viewed as generally important to the overall high tech industry. This "high tech" survey includes 16 of the companies in the S&P Electronic Subgroups Index shown in the graph on pages 24 and 25. Because Motorola intends to attract and retain substantially above-average executives, the determination of base salaries includes a factor that raises salary range midpoints approximately 10% above the salary levels projected using the "consolidated industries" report, as appropriately adjusted to reflect any higher compensation for positions indicated in the "high tech" survey, on the basis of the Company's size and organization level (determined using regression analysis) for directly comparable and equivalent jobs. Where Company positions are broader or narrower than other comparable positions in other companies, appropriate judgmental adjustments are made to recognize these differences. Where Company positions are not comparable to others studied, the Company positions are assigned salary ranges which provide relative equity in relation to other Motorola positions. Using this method, salary grades for each elected officer position (including the CEO, discussed below) in the Company are developed for, and approved by, the compensation committee.

    It is also the Company's general intention that, where allowed by law and local custom, all its employees should have the opportunity to increase their base compensation by participating in one or more incentive compensation plans, where the payments are based on Company, unit, team, or individual performance.

    In   addition  to  a  number  of   localized  incentive  programs,  such  as
salespersons' commissions, Motorola has four major incentive compensation programs in operation. All four of these relate in one way or another to Company performance and in most cases, to sector, group, division or team performance.

        1. The first such program is the RONA (Return On Net Assets employed) Incentive Program. This is generally available to eligible employees who are not participating in the Motorola Executive Incentive Plan and is an outgrowth of the Company's Participative Management Process. Participants in the second half of 1994 numbered approximately 117,000. RONA awards are earned and paid semi-annually to participants and depend, first, on the Company and, in most cases, the major business unit for which the participant works, exceeding a minimum RONA percentage (as determined by the Company) during the six-month period and, second, the extent to which such minimum percentage was exceeded. RONA combines profit after tax with more efficient utilization of assets to help achieve sales growth. The RONA percentage is calculated as:

 Profit After                  Sales                   Profit After
     Tax            X      --------------      =           Tax
- --------------                                        --------------
    Sales                    Net Assets                 Net Assets

        2.   The  second such program  is the Motorola  Executive Incentive Plan
    (MEIP). This is participated in by elected and appointed officers (including the named executive officers) and employees at certain levels of management and by specific professionals who are deemed individual contributors. Participants in 1994 numbered 776. MEIP awards are generally earned and paid annually and are determined and awarded as a percentage of the participant's base salary earnings. For each year, a percentage, not to exceed seven percent, of the Company's consolidated net earnings (as determined under the MEIP, but generally on a pre-tax basis after specified deductions) for that year which remains after deducting an amount equal to five percent of average capital employed (as determined under the MEIP) is added to the reserve available for payment of MEIP awards. Amounts were added to the reserve for 1994. The MEIP award for each participant is based on the achievement of a mixture of financial, strategic non-financial, and individual goals set for each calendar year. The MEIP sets no limits on the amount of awards to individual participants, except that the amounts awarded under the MEIP cannot exceed the amount reserved.

        3. The third such program is the Long Range Incentive Plan of 1994 (LRIPL), which for the cycle that began with 1994 is participated in to varying degrees by 33 of the Company's elected officers (including the named executive officers) and which shareholders approved in 1994. The LRIPL award is determined by the Company's RONA, sales growth and stockholder return over a four year period, compared to an average of a similar calculation for a group of selected competitive companies chosen by the compensation committee (the "comparator group index"). The comparator group index is a group of what is now thirteen companies, generally in one or more of the same lines of the business as the Company, and believed by the compensation committee to be appropriate for measuring comparative performance on the basis of the factors in the LRIPL over a four-year period. An award is earned only when Company performance exceeds a minimum specified RONA floor, notwithstanding superior performance versus the comparator group index. Additionally the award is determined, in part, by the Company's fundable growth.

        The LRIPL or a predecessor plan has been in effect in fourteen succeeding four-year cycles, the first of which began in 1982. Under the most recent predecessor plan, the Long Range Incentive Program ("LRIPR"), no payments have been made since its inception because the Company's RONA performance had not previously exceeded the RONA floor set in the LRIPR. This was the case before 1994 even though in the previous four completed four-year cycles the Company's financial performance (as measured by LRIPR) exceeded the comparator group index. For the four year cycle ending with 1994, the RONA floor set in the LRIPR was exceeded by the Company and very substantial payments are expected.

        4. The last such program is the Share Option Plans. The Share Option Plans are participated in by a wide range of managerial and individual contributors. Recipients of Share Options in 1994 numbered approximately 7,300. There are approximately 8,700 total current Share Option holders. Share Options are typically awarded annually to encourage optionees to own Common Stock, thus aligning their own personal financial worth to the Company s share price growth. They are granted with option prices at the then-market price in quantities as low as 40 shares to mid-range and lower level Company employees, and in substantially higher numbers to senior managers. The final worth of Share Options depends wholly on the increase in the value of the Common Stock, which, over time, reflects the Company's performance, as viewed by the market.

    Beginning with the Share Option grant in December, 1993, the Company established higher minimum stock ownership level guidelines for executive officers, including the CEO. Under those guidelines, if a CEO member does not own shares of Common Stock representing four times his base salary and if other executive officers do not own shares of Common Stock representing three times their base salaries, then he must retain fifty percent of the shares that remain from any exercise of the December, 1993 Share Option grant and any future Share Option grants, including the 1994 Share Option grant (after deducting the number of shares of Common Stock that could be surrendered to cover the cost of such exercise and any required tax withholdings, even if he does not actually surrender shares) until the minimum stock ownership level is reached. Additionally, these new guidelines set a minimum stock ownership level of 5,000 shares of Common Stock for all other elected officers and 1,000 shares of Common Stock for all appointed vice-presidents. Under these additional guidelines, if an elected officer or appointed vice-president does not own shares of Common Stock representing the minimum stock ownership level, then he or she must retain fifty percent of the shares that remain from any exercise of any Share Option granted after June 30, 1994, or after the date he or she becomes an elected officer or appointed vice-president if later, respectively, and from any future Share Option grants, after deducting the number of shares of

Common Stock that could be surrendered to cover the cost of such exercise and any required tax withholdings, even if he or she does not actually surrender shares, until the minimum Common Stock ownership level is reached.

    On one basis or another, the rewards under each of these four major plans depend on overall Company performance, with some also taking account of sector, group, division, small team or individual performance. There have been years when the employees of entire sectors, groups, or divisions, as well as executive officers (including one or more of the five most highly compensated at that time) have received no payments under the RONA Incentive Program or under the MEIP or LRIPR.

CHIEF EXECUTIVE OFFICE COMPENSATION

    The compensation for the CEO members consists of base salary, annual MEIP award eligibility, LRIPR and LRIPL award eligibility, Share Options, and certain other benefits. In addition to the studies mentioned earlier, a special Chief Executive Officer and Chief Operating Officer ("COO") compensation study is conducted periodically for the compensation committee of 34 major industrial companies, 17 of which are in the S&P Electronic Subgroups Index shown in the graph on pages 24/25 and 29 of which are included in "high tech" industry survey discussed on page 26. This study uses regression analysis techniques, which relate Motorola's size to these other companies' size to approximate the appropriate base salary, other components of compensation and the total compensation levels which should be paid for the CEO members, before taking into account the financial and non-financial strategic performance of the Company and the individual performance of the CEO members. In determining the CEO members' base salaries, the compensation committee considers the results of these studies and the salary range midpoints that are approximately 10% above salary levels projected on the basis of the Company's size, together with the Company's performance on its own financial and non-financial strategic goals and the individual performance of the CEO members. No particular weight was given to any one of these goals in setting base salaries for the CEO members. The competitive studies give the committee a base from which to modify salary and/or incentive compensation based upon performance. Salaries of other executive officers are related to the CEO members' compensation and to competitive conditions in the industry. The compensation committee reviews, and recommends for approval to the Board of Directors, the base salaries for the CEO members as well as for the members of the Company's internal management committee (generally, all the executive officers). The compensation committee also reviews and fixes the compensation for all of the Company's elected officers.

CEO BASE SALARY

    The CEO members' base salaries for 1994 were primarily determined as a result of the studies and survey data referred to above and the increased responsibilities resulting from their promotions in late 1993, although some consideration was given to their leadership performance and their performance on other subjective performance factors described below. In recognition of Chris Galvin's increased responsibilities, his salary was increased in May 1994 to $700,000, a level which the compensation committee deemed to be a more appropriate relationship to the salary of the

CEO. Based on their leadership performance and their performance on other subjective performance factors described below, the base salaries of Gary L. Tooker and Chris Galvin were reviewed and, as of January 1, 1995, were increased to $990,000 and $770,000 respectively.

CEO ANNUAL MEIP

    For the MEIP award paid in 1994 for 1993 performance, 25% of the MEIP bonus was based on the Return on Net Assets (RONA) employed by the Company, which was better than in 1992, and 25% was based on the successful achievement of other financial goals. The other half was based on the evaluation of performance against various goals associated with the Company's five key strategic initiatives: Six sigma quality; Total cycle time reduction; Product, manufacturing and environmental leadership; Profit improvement; and Empowerment for all in a participative, cooperative, and creative workplace. As a result of the Company's performance in 1993, the compensation committee determined that an increased MEIP award was warranted and granted an MEIP award of 110% of each individual's 1993 base salary to the CEO members.

    For the MEIP award paid in 1995 for 1994 performance, 25% of the MEIP bonus was again based on the RONA employed by the Company, which was better than in 1993, and 25% was based on earnings per share improvement and on the profitability and market share levels of various business units, which were generally achieved. The other half was based on the achievement of people goals, such as objective minority and women parity goals and subjective goals related to identifying and training future leaders, globalization goals, such as sales growth and initiatives in specific countries and regions, customer satisfaction and quality goals in business units, new growth platforms goals, cycle time goals and technology goals. These other goals were also generally achieved. After the end of 1994, and in line with recent competitive survey information, the compensation committee established, for CEO members, a target annual MEIP award of 70% of base salary, with a maximum of 140%. As a result of the Company's performance for 1994, the CEO members' role in achieving progress in both the quantifiable (essentially economic) and non-quantifiable (judgmental) goals and their fine performance during the transition period after the previous CEO left the Company, the compensation committee determined that a MEIP award was warranted and granted an award of 120% of each individual's 1994 base salary to the CEO members.

CEO SHARE OPTIONS

    Share Options for 80,000 shares of Common Stock at the market price on the grant date were awarded in December, 1994 to Gary L. Tooker as part of the Company's annual option program. Share Options for 60,000 shares were similarly awarded to Christopher B. Galvin. This level of option awards was made using the committee's judgment. In making these grants, the committee referred to the options granted and exercised by these CEO members from 1985 to 1994 and their stock ownership as of October, 1994.

CEO LRIPR

    No award was earned under the LRIPR for the four-year period ending with 1992 or 1993, even though the Company's RONA performance was better than the comparator group index, because the minimum corporate four-year RONA percentage required to be met for payment to be made under the LRIPR was not met. Data is not yet available to compute the comparator group index for 1994. The awards earned under the LRIPR for the four-year period ending with 1994 cannot be calculated until the data necessary to compute the comparator group index is made public by all of the companies reflected in the index. The minimum corporate four-year RONA percentage required to be met for payment under LRIPR was met and awards for the four-year period ending with 1994 are expected to be very substantial.

GENERAL

    Overall, the compensation committee believes that the CEO members are being appropriately compensated in a manner that relates to performance and in the stockholders' long-term interests.

                                           Respectfully submitted,

                                           David R. Clare, Chairman
                                           Thomas J. Murrin
                                           Samuel C. Scott III

            PROPOSAL TO ADOPT THE NON-EMPLOYEE DIRECTORS' STOCK PLAN

    The Board of Directors recommends that the stockholders approve the adoption of the Non-Employee Directors' Stock Plan (the "Plan").

    If approved by the stockholders, members of the Board of Directors of the Company (the "Board") who are not employees of the Company may elect to receive all or part of the cash compensation they receive for services as a director (including the annual retainer fee and any fees payable for services on the Board or any committee thereof) in the form of Common Stock.

    The purpose of the Plan is to advance the interests of the Company by enabling members of the Board to receive shares of Common Stock in lieu of cash compensation. The principal features of the Plan are summarized below, with the summary being qualified in its entirety by reference to the terms of the Plan itself as set forth in Exhibit A hereto.

    Each member of the Board who is not a regular employee of the Company will be eligible to participate in the Plan. A non-employee director shall make his or her election at least six months prior to the end of the first calendar quarter with respect to which such election is to apply. The shares of Common Stock will be issued to such director promptly after the end of each calendar quarter with respect to such election and the number of shares of Common Stock received will be equal to the amount of compensation divided by the average of the high and low prices per share of Common Stock reported for the New York Stock Exchange - Composite Transactions on the last business day of such calendar quarter. No fractional shares will be issued.

    The maximum number of shares of Common Stock that may be purchased under the Plan shall be 100,000; provided, however, that the number, rights and privileges of the shares issuable under the Plan shall be increased, decreased or changed if the Company shall increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares.

                            APPROVAL BY STOCKHOLDERS

    In order to be adopted, the Non-Employee Directors' Stock Plan must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock represented at the meeting and entitled to vote. Abstentions will count as votes against this proposal, but broker non-votes will not count as being entitled to vote on this proposal at the meeting and, therefore, will not be taken into account for this proposal.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NON-EMPLOYEE DIRECTORS' STOCK PLAN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR ADOPTION OF THE NON-EMPLOYEE DIRECTORS' STOCK PLAN.

                                 MISCELLANEOUS

OTHER MATTERS

    The Board of Directors of the Company knows of no other business to be transacted at the annual meeting of stockholders, but if any other matters do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

MANNER AND COST OF PROXY SOLICITATION

    The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, telegraph or personal interview. Also, the Company has retained D.
F. King & Co., Inc. to aid in the solicitation of proxies for which the Company will pay an estimated fee of $13,500, plus expenses. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

PROPOSALS

    Proposals of stockholders intended to be presented at the Company's 1996 annual meeting of stockholders must be received at the Company's principal executive offices not later than November 22, 1995.

    The nominating committee will consider nominees recommended by stockholders as candidates for election to the Board of Directors at the annual meeting of stockholders. A stockholder wishing to nominate a candidate for election to the Board is required to give written notice to the Secretary of the Company of his or her intention to make such a nomination. The notice of nomination must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice must be received not less than 60 days or more than 90 days prior to such annual meeting or within 10 days after the meeting date is announced. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination. A nomination which does not comply with the above procedure will be disregarded.

    Such proposals or nominations should be addressed to Richard H. Weise, Secretary, Motorola, Inc., 1303 East Algonquin Road, Schaumburg, Illinois 60196.

                                            By order of the Board of Directors

                                                     Richard H. Weise
                                                         SECRETARY

                                                                       EXHIBIT A

                                 MOTOROLA, INC.
                       NON-EMPLOYEE DIRECTORS' STOCK PLAN

    1. PURPOSE. The purpose of the Motorola, Inc. Non-Employee Directors' Stock Plan (the "Plan") is to advance the interests of Motorola, Inc. (the "Company") and its stockholders by enabling members of the Board of Directors of the Company (the "Board") who are not employees of the Company or any of its Subsidiaries to receive shares of the Company's common stock, par value $3 per share, ("Common Stock"), which Common Stock may be either authorized but unissued or treasury shares, in lieu of all or a portion of the compensation they receive for membership on the Board and committees thereof.

    2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may authorize any one or more of its members or the secretary of the Committee or any officer, appointed vice president or employee of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

    3. PARTICIPATION. Each member of the Board who is not a regular employee of the Company or any of its Subsidiaries (a "Non-Employee Director") shall be eligible to participate in the Plan. As used herein, the term "Subsidiary" means any partnership, corporation, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company or a Subsidiary shall be deemed to have a majority ownership interest in a partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity if the Company or such Subsidiary shall be allocated a majority of partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity gains or losses or shall be or control the managing director, the trustee, a manager or a general partner of such partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity.

    4. ELECTION TO RECEIVE COMMON STOCK IN LIEU OF CASH COMPENSATION. A Non-Employee Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him or her as a director (including the annual retainer fee and any fees payable for services on the Board or any committee thereof) and to receive in lieu thereof shares of Common Stock. Any such election (a) shall be in writing, (b) shall specify an amount of such compensation to be received in the form of Common Stock (expressed as a percentage of the compensation otherwise payable in cash, as an amount in dollars of compensation otherwise payable in cash or as a type of fee (e.g., retainer fee) otherwise payable in cash), (c) shall be made at least six months prior to the end of the first calendar quarter with respect to which such election is to apply and (d) may not be revoked or changed thereafter except as to compensation for services rendered at least six months after any such election to revoke or change is made in writing. Any such election shall continue in effect until six months after an election to revoke or change such election is made in writing.

    5. ISSUANCE OF COMMON STOCK. If a Non-Employee Director elects pursuant to Paragraph 4 above to receive Common Stock, there shall be issued to such director promptly after the end of each calendar quarter with respect to which such election applies a number of shares of Common Stock equal to the amount of such compensation divided by the average of the high and low prices per share of Common Stock reported for the New York Stock Exchange - Composite Transactions on the last business day of the calendar quarter for which the compensation would have been paid in cash in the absence of such election; provided, however, if the New York Stock Exchange is not open for trading on such business day or if Common Stock does not trade on such business day, the average of the high and low prices for the last day of such calendar quarter on which Common Stock did so trade shall be used. To the extent that the application of the foregoing formula would result in fractional shares of Common Stock being issuable, cash will be paid to the Non-Employee Director in lieu of such fractional shares based upon the value established pursuant to such formula.

    6. NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN. The maximum number of shares of Common Stock that may be purchased under the Plan shall be 100,000; provided, however, that if the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving Common Stock, then the numbers, rights and privileges of the shares issuable under the Plan shall be increased, decreased or changed in like manner.

    7.  MISCELLANEOUS PROVISIONS.

        (a) Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

        (b) A participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

        (c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

        (d) It shall be a condition to the obligation of the Company to issue shares of Common Stock hereunder, that the participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company shall have no obligation to issue, and the participant shall have no right to receive, shares of Common Stock.

        (e) The expenses of the Plan shall be borne by the Company.

        (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares hereunder.

        (g) By accepting any Common Stock hereunder or other benefit under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Committee.

        (h) The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any shares of Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other applicable statute, rule or regulation.

        (i) The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

        (j) Pending issuance of shares of Common Stock hereunder, all compensation earned by a Non-Employee Director with respect to which an election to receive Common Stock pursuant to Paragraph 4 above has been made shall be the property of such director and shall be paid to him or her in cash in the event that shares of Common Stock are not issued.

        (k) Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

    8. AMENDMENT. The Plan may be amended at any time and from time to time by resolution of the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without stockholder approval if such stockholder approval is required by law, rule or regulation, and provided further, to the extent required by Rule 16b-3 under Section 16 of the Exchange Act, in effect from time to time, Plan provisions shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974 or the rules thereunder in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of Common Stock theretofore issued without such participant's written consent.

    9.    TERMINATION.   This  Plan  shall  terminate upon  the  earlier  of the
following dates or events to occur:

        (a) upon the adoption of a resolution of the Board terminating the Plan; or

        (b) ten years from the date the Plan is initially approved and adopted by the stockholders of the Company in accordance with Paragraph 10 below.

    No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her consent with respect to any shares of Common Stock theretofore earned and issuable under the Plan.

    10. STOCKHOLDER APPROVAL AND ADOPTION. The Plan shall be submitted to the stockholders of the Company for their approval and adoption at the meeting of stockholders of the Company to be held on May 2, 1995. The Plan shall not be effective unless and until the Plan has been so approved and adopted. The stockholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the stockholders duly held on that date (or any adjournment of said meeting occurring subsequent to such date) by vote taken in the manner required by the laws of the State of Delaware.

                                    APPENDIX


             GRAPHIC IMAGE                                NARRATIVE
                                                         DESCRIPTION
1.  Picture approximately 1" by 1 1/4"       1.  A picture approximately 1" by 1
    in size of each director              1/4" in size of each director is
                                          located to the left of each director's
                                          name at the beginning of each
                                          director's biographical description on
                                          pages 3 to 12 of the proxy statement.

2.  Signature of Richard H. Weise            2.  The facsimile signature of
                                          Richard H. Weise is set forth above
                                          his name in the Notice to
                                          Stockholders, Notice to
                                          Plan Participants, and on page 33 of
                                          the proxy statement.


   [LOGO]
- --------------------------------------------------------------------------------

PRINCIPAL EXECUTIVE OFFICES:
1303 East Algonquin Road
Schaumburg, Illinois 60196

- --------------------------------------------------------------------------------

TO THE PARTICIPANTS OF THE MOTOROLA EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND THE MOTOROLA EMPLOYEE STOCK OWNERSHIP PLAN (THE "PLANS"):

    This Notice of Annual Meeting and the accompanying Proxy Statement are being sent to you because you are the beneficial owner of Motorola stock by reason of being a participant in either or both of the Plans. The trustees of the Plans are the record owners of such stock and are entitled to vote at the meeting. However, you have the right to direct how the trustees of the Plans will vote the shares allocated to your accounts in the Plans. YOU ARE REQUESTED TO VOTE, DATE, SIGN AND MAIL THE VOTING INSTRUCTION FORM ENCLOSED HEREWITH so that it will be received by April 20, 1995. Your presence at the meeting is not required to enable you to vote your shares.

    Notice is hereby given that the annual meeting of stockholders of Motorola, Inc. (the "Company" or "Motorola"), a Delaware corporation, will be held in the Auditorium at the Company's Galvin Center, 1297 East Algonquin Road, Schaumburg, Illinois on Tuesday, May 2, 1995 at 5:00 P. M., local time, for the following purposes:

    1.  To elect directors for the ensuing year;

    2.  To consider and vote upon the Non-Employee Directors' Stock Plan; and

    3.  To transact such other business as may properly come before the meeting.

    A report on the meeting, which will include the Chairman's remarks, will be mailed to you after the meeting.

                                            By order of the Board of Directors
                                                     Richard H. Weise
                                                         SECRETARY
March 21, 1995

                                   IMPORTANT

    IN ORDER THAT THERE MAY BE A PROPER REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO SEND IN YOUR VOTING INSTRUCTION FORM IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 2, 1995                     [LOGO]

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Gary L. Tooker, Carl F. Koenemann, Garth L. Milne and Kenneth J. Johnson, and each of them, as the undersigned's Proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola, Inc., which the undersigned would be entitled to vote, at the annual meeting of stockholders of Motorola, Inc. to be held May 2, 1995 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

    In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

P
                                            Date: _____________, 1995
R
                                            __________________________ SIGNATURE
X
                                            __________________________ SIGNATURE
Y

Please vote, date, sign and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSAL 2.

1. Election of Directors

 / / FOR all nominees                 / / WITHHOLD AUTHORITY to vote        / / FOR all nominees listed below
   listed below                          for all nominees listed below         (except as marked to the contrary
                                                                               below)

________________________________________________________________________________
D. Clare, H. Fuller, C. Galvin, R. Galvin, J. Hickey, A. Jones, D. Jones, J. Lewent, W. Massey, J. Mitchell, T. Murrin, J. Pepper, Jr., S. Scott III, G. Tooker, G. Tucker, W. Weisz, B. West, J. White.
Instruction: to withhold authority to vote for any individual nominee, write that nominee's name here: ______________________________________________________

2. Adoption of the Non-Employee Directors' Stock Plan
              / / FOR            / / AGAINST            / / ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.
      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

VOTING INSTRUCTION FORM                                                   [LOGO]

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 2, 1995

    The undersigned hereby directs that, at the annual meeting of stockholders of Motorola, Inc. to be held May 2, 1995 and at any adjournments thereof, the shares of Motorola, Inc. common stock credited as of March 15, 1995 to the undersigned's account(s) in either or both of the Motorola Employees' Savings and Profit Sharing Plan (the "Profit Sharing Plan") or the Motorola Employee Stock Ownership Plan (the "ESOP") shall be voted, pursuant to a proxy solicited by the Board of Directors of Motorola, Inc., by The Northern Trust Company as Trustee of the Profit Sharing Plan and by Harris Trust and Savings Bank as Trustee of the ESOP, or their attorneys-in-fact, as specified on the reverse side hereof.

                                                         Please Sign
                                            ____________________________________
                                                Signature of Plan Participant
                                            Date: _____________, 1995

Please vote, date, sign and mail promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS

 / / FOR all nominees                 / / WITHHOLD AUTHORITY to vote        / / FOR all nominees listed below
   listed below                          for all nominees listed below         (except as marked to the contrary
                                                                               below)

________________________________________________________________________________
D. Clare, H. Fuller, C. Galvin, R. Galvin, J. Hickey, A. Jones, D. Jones, J. Lewent, W. Massey, J. Mitchell, T. Murrin, J. Pepper, Jr., S. Scott III, G. Tooker, G. Tucker, W. Weisz, B. West, J. White.
Instruction: to withhold authority to vote for any individual nominee, write that nominee's name here: ______________________________________________________

2. ADOPTION OF THE NON-EMPLOYEE DIRECTORS' STOCK PLAN
              / / FOR            / / AGAINST            / / ABSTAIN

       IMPORTANT--THIS FORM MUST BE SIGNED AND DATED ON THE REVERSE SIDE.